Exhibit 10.21

AMENDMENT NUMBER SEVEN

TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment Number Seven to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of January 27, 2011, by and among SERVICESOURCE INTERNATIONAL, LLC, a Delaware limited liability company (“Borrower”), WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent (“Agent”), and the Lenders whose signatures appear on the signature pages hereof, in connection with that certain Amended and Restated Credit Agreement dated as of April 29, 2008, by and among Borrower, Agent and the Lenders (as amended, restated, extended, renewed, replaced or otherwise modified from time to time, the “Credit Agreement”), with respect to the following:

RECITALS

A.        Borrower has requested that the Lender Group agree to certain amendments of the Credit Agreement; and

B.        The Lender Group is willing to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, Borrower and the Lender Group hereby amend the Credit Agreement as follows:

1.        DEFINITIONS. All initially capitalized terms used in this Amendment (including in the preamble and recitals) shall have the meanings ascribed to such terms in the Credit Agreement unless specifically defined herein.

2.        AMENDMENTS.

(a)      The following new definition is hereby added to Schedule 1.1 to the Credit Agreement:

“Permitted Fundamental Change” means in connection with Borrower’s initial public offering of its stock, the conversion of Borrower, a limited liability company organized under the laws of the State of Delaware, into a corporation organized under the laws of the State of Delaware and in connection therewith, the related mergers of GA SS Holding LLC and/or affiliates, controlled by General Atlantic LLC, and SSLLC Holdings, Inc. and/or affiliates, controlled by Benchmark Capital, with and into Borrower, all as described in the Borrower’s registration statement on Form S-1, as amended from time to time; provided that for the foregoing transactions to constitute a “Permitted Fundamental Change”, Borrower (a) confirms its authorization for Agent to amend any UCC-1 financing statements filed in connection with the Agreement to reflect the conversion of Borrower to a corporation and to file new UCC-1 financing statements if deemed necessary or appropriate by Agent and (b) shall provide Agent with prior written notice of the date upon which the conversion is scheduled to be effective; provided, further, that immediately following the conversion of Borrower to a corporation, Borrower agrees to enter into an amendment of the Agreement and the other Loan Documents to which Borrower is a party reflecting such conversion.

(b)        Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.3        Restrictions on Fundamental Changes.

(a)      Other than in connection with a Permitted Acquisition or a Permitted Fundamental Change, enter into (provided that Borrower or any of its Subsidiaries may enter into any merger, consolidation, reorganization, or recapitalization, or reclassification of its Stock, if Borrower or such Subsidiary has disclosed to the other Persons party to the transaction any required consent of Agent and the Lenders hereunder) or consummate any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock,

(b)      Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or

(c)      Suspend or go out of a substantial portion of its or their business;

provided that none of the foregoing restrictions shall apply to any Subsidiary of Borrower so long as (i) the occurrence of any such action or circumstance described above could not reasonably be expected to result in a Material Adverse Change, (ii) such Subsidiary is not a Guarantor or a Pledged Subsidiary, and (iii) Borrower is in compliance with the borrowing formula set forth in Section 2.1(a) after giving effect to the consummation of such transaction. Notwithstanding anything to the contrary herein, Subsidiaries of Borrower may merge with and into Borrower or any Guarantor.

(c)      Section 6.13 of the Credit Agreement is hereby amended by deleting “and” at the end of subsection (c) of such section, replacing the “.” at the end of subsection (d) of such section with “; and” and inserting a new subsection (e) to such section immediately following subsection (d) of such section to read as follows:

(e)      transactions permitted by Section 6.3 or Section 6.10 or Permitted Investments.

(d)      Section 6.16(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.16        Financial Covenants.

(a)      Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
0.20:1.00	For the 12 month period ending December 31, 2010
No test required at the end of this period	For the 12 month period ending March 31, 2011
1.50:1.00	For the 12 month period ending June 30, 2011 and the 12 month period ending at the end of each quarter thereafter

(e)      The following new Section 6.16(c) is hereby added to the Credit Agreement:

(c)      Minimum Liquidity. Have Qualified Cash plus Availability of less than $10,000,000 at any time from and after May 15, 2011.

3.        REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to the Lender Group that all of Borrower’s representations and warranties set forth in the Credit Agreement are true, complete and accurate in all material respects as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

4.        NO DEFAULTS OR EVENTS OF DEFAULT. Borrower hereby affirms to the Lender Group that no Default or Event of Default has occurred and is continuing as of the date hereof.

5.        CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of:

(a)      this Amendment duly executed by Borrower and the Required Lenders;

(b)      an Acknowledgement of Guarantor duly executed by ServiceSource International Inc. in the form attached hereto;

(c)      such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

6.        AMENDMENT FEES.

(a)      In consideration for this Amendment, Borrower shall pay to Agent an amendment fee of $30,000 (the “Seventh Amendment Fee”) for the pro rata account of the Lenders executing this Amendment. The Seventh Amendment Fee shall be earned in full upon the effectiveness of this Amendment, but shall not be due and payable until the earliest of (i) the date that the Credit Agreement is terminated, (ii) the date that the Credit Agreement is amended and restated or (iii) May 15, 2011.

(b)      Pursuant to that certain Amendment Number Five to Amended and Restated Credit Agreement dated December 17, 2010, among Borrower, Agent and the Required Lenders, Borrower paid an amendment fee of $30,000 (the “Fifth Amendment Fee”). It was agreed that the amount of the Fifth Amendment Fee could be credited by Borrower against a future amendment fee to be negotiated by the parties with respect to the next amendment of the Credit Agreement. The parties hereto wish to clarify that the Fifth Amendment Fee is not being credited against the Seventh Amendment Fee, but instead may be credited by Borrower against the fee that will be charged in connection with a more comprehensive restructuring or refinancing of the Credit Agreement which is anticipated to occur during the next 90 days.

7.        COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, search fees, filing and recording fees, documentation fees, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

8.        LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.

9.        REPRESENTATIONS. Borrower represents and warrants to the Lender Group that (i) this Amendment has been duly authorized by its board of directors (or equivalent governing body), (ii) no consents are necessary from any third person for the execution, delivery or performance of this Amendment which have not already been obtained and a copy thereof delivered to Agent, and (iii) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof against it may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

10.        GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

11.        MULTIPLE COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in multiple counterparts, each of which constitute an original, but all of which taken together shall constitute but one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

12.        ELECTRONIC DELIVERY. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be no less effective than delivery of a manually executed counterpart.

13.        BINDING AGREEMENT. It is understood and agreed that this Amendment shall be binding upon and shall inure to the benefit of the Lender Group and Borrower, and their respective successors and assigns.

14.        ENTIRE AGREEMENT. This Amendment represents the entire agreement and understanding concerning the subject matter hereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions concerning the subject matter hereof, whether oral or written.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SERVICESOURCE INTERNATIONAL, LLC, as Borrower

By:	/s/ David Oppenheimer

Name:	David Oppenheimer

Title:	CFO

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Michael Ganann

Name:	MICHAEL GANANN

Title:	VICE PRESIDENT

COMERICA BANK, as a Lender

By:	/s/ Kim Crosslin

Name:	Kim Crosslin

Title:	V. P.

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title: